Exhibit 3(ii)

AMENDMENT OF THE FPL GROUP, INC. BYLAWS

Section 9 (to be inserted following Section 8 of Article I of the FPL Group, Inc. Bylaws) shall read in its entirety as follows:

"Section 9. Order of Business.

(a) (1) Nominations of persons for election to the board of directors of the Corporation and the proposal of any other business to be considered by the shareholders of the Corporation may be made at any annual meeting of shareholders, only (i) pursuant to the Corporation's notice of meeting (or any supplement thereto), (ii) by or at the direction of the board of directors (or any duly authorized committee thereof) or (iii) by any shareholder of the Corporation who is a holder of record at the time of the giving of the notice provided for in this Section 9, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 9.

(2) For nominations or other business properly to be brought before an annual meeting by a shareholder of the Corporation, the shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation and any such proposed business other than the nomination of persons for election to the board of directors must constitute a proper matter for shareholder action. To be timely, a shareholder's notice must be delivered in person or by facsimile, or sent by U.S. certified mail and received, at the principal executive offices of the Corporation not earlier than the 120th day prior and not later than the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of notice by a shareholder as described above. To be in proper written form, a shareholder's notice to the secretary of the Corporation shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting and in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment; (iii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business or nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination or proposal is being made; (iv) the class or series and number of shares of the Corporation which are beneficially owned or owned of record by the shareholder and the beneficial owner; (v) any material interest of the shareholder in such nomination or other business; (vi) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting on the matter proposed and intends to appear in person or by proxy at such meeting to propose such nomination or other business; and (vii) if the shareholder intends to solicit proxies in support of such shareholder's proposal, a representation to that effect.

(3) Notwithstanding anything in paragraph (a)(2) above to the contrary, in the event that the number of directors to be elected to the board of directors at an annual meeting of the shareholders is increased in accordance with Article II, Section 2 and there is no public announcement naming all of the nominees for directors or specifying the size of the increased board of directors made by the Corporation at least 90 days prior to the first anniversary of the date of the immediately preceding annual meeting, a shareholder's notice required by this Section 9 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered in person or by facsimile, or sent by U.S. certified mail and received by the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the board of directors (or any duly authorized committee thereof) or (ii) provided that the board of directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a holder of record at the time of the giving of notice provided for in this Section 9, who is entitled to vote at the meeting for the election of directors and who complies with the procedures set forth in this Section 9. In the event a special meeting of shareholders is properly called for the purpose of electing one or more directors to the board of directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder has given timely notice thereof in proper written form to the secretary of the Corporation. To be timely, a shareholder's notice must be delivered in person or by facsimile, or sent by U.S. certified mail and received, at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such special meeting is first made. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of notice by a shareholder as described above. To be in proper written form, such notice must meet the requirements of paragraph (a)(2) above applicable to nominations of persons for election to the board of directors.

(c) The notice requirements set forth in this Section 9 shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to make a nomination or present a proposal at the applicable meeting of shareholders and such shareholder's nominee or proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such meeting; provided, however, that if such shareholder does not appear or send a qualified representative to present such nominee or proposal at such meeting, the Corporation need not present such nominee or proposal for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 9, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission (as defined in the Florida Business Corporation Act, as amended) delivered by such shareholder to the secretary of the Corporation to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of such writing or electronic transmission, at the meeting of shareholders. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation (including any applicable requirements regarding the independence of directors).

(d) Except as otherwise provided in the Corporation's Restated Articles of Incorporation, as amended from time to time, only such persons who are nominated in accordance with this Section 9 or are chosen to fill any vacancy occurring in the board of directors in accordance with Article II, Section 3 shall be eligible to serve as directors of the Corporation and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. The chairman of a meeting shall refuse to permit any business to be brought before the meeting which fails to comply with the foregoing or if a shareholder solicits proxies in support of such shareholder's nominee or proposal without such shareholder having made the representation required by clause (vii) of paragraph (a)(2) above.

(e) For purposes of this Section 9, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(f) Notwithstanding the foregoing provisions of this Section 9, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, and all applicable rules and requirements of the New York Stock Exchange (the "NYSE") or, if the Corporation's shares are not listed on the NYSE, the applicable rules and requirements of the primary securities exchange or quotation system on which the Corporation's shares are listed or quoted, in each case with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to affect any rights of shareholders to request inclusion of proposals or nominations in the Corporation's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act."